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                                                                   EXHIBIT 23(e)

                                          February 27, 2002

    We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Vista Bancorp, Inc. included as Annex to the Prospectus/Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Joint Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          KEEFE, BRUYETTE & WOODS, INC.

                                          By: /s/ JOSEPH H. MOELLER
                                              ..................................
                                              Name: Joseph H. Moeller
                                              Title: Vice President